Exhibit 10.33

                              CONSULTING AGREEMENT

          THIS AGREEMENT is made and entered into as of the 1st day of February, 2001 by and between American Banknote Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and Gary A. Singer, an individual (hereinafter referred to as the "Consultant").

          WHEREAS, the Company wishes to retain the services of the Consultant in the capacities herein set forth, and the Consultant wishes to be retained by the Company in such capacities; and

          WHEREAS, the Consultant acknowledges that by entering into this Agreement his activities are hereby restricted as set forth herein in consideration for benefits that the parties agree and acknowledge are reasonable and fair;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

          SECTION 1. CONSULTING SERVICES. The Company hereby retains the Consultant, and the Consultant hereby accepts such assignment with the Company, upon the terms and conditions hereinafter set forth.

          SECTION 2. TERM. Subject to the provisions for earlier termination hereinafter set forth, the consulting term hereunder (the "Term") shall commence on November 21, 2000 and shall continue for a period of three (3) years, terminating on February 1, 2004. Such period or any subsequent Renewal Period (as defined below) is referred to herein as the "Consulting Period".

          SECTION 3. RENEWAL OF AGREEMENT. At the end of any Consulting Period, this Agreement will be automatically terminated, unless otherwise agreed in writing by each of the Company and the Consultant.

          SECTION 4. COMPENSATION. During the Term, the Company agrees to provide the Consultant with consulting fees and expense reimbursement for all services rendered by the Consultant under this Agreement in accordance with Schedule A attached hereto.

          SECTION 5. DUTIES. During the Term, the Consultant shall serve as Senior Consultant to the Company. As a Consultant to the Company, the Consultant shall report to the Chairman and Chief Executive Officer of the Company, and his duties and responsibilities shall include, but shall not be limited to, advising and assisting the Chairman and Chief Executive Officer as reasonably requested from time to time by the Company. The Consultant shall not, except at the request of the Chairman and Chief Executive Officer, undertake any assignment or communicate directly with any other employee of the Company or of any of its affiliates.

          SECTION 6. EXTENT OF SERVICE. During the Term, the Consultant agrees to devote so much of his attention and time to the Company and its affiliates as shall reasonably be requested, and shall use his best efforts to perform faithfully and efficiently his responsibilities hereunder.

          SECTION 7. TERMINATION OF EMPLOYMENT.

          SECTION 7.1. DEATH OR DISABILITY. Upon the Consultant's death, this agreement shall automatically terminate on the date of death. If the Company determines in good faith that a Disability of the Consultant has occurred during the Term (pursuant to the definition of Disability set forth below), the Company may give written notice to the Consultant of its intention to terminate the Consultant's employment. In such event, the Consultant's employment with the Company shall terminate effective on the 30th day after delivery of such notice to the Consultant. For purposes of this Agreement, "Disability" shall mean the inability of the Consultant to perform his duties hereunder on a full-time basis for ninety (90) consecutive days due to mental or physical illness or injury.

          SECTION 7.2. CAUSE. The Company may immediately terminate the Consultant's employment at any time during the Term for Cause. For purposes of this Agreement, "Cause" shall mean the Consultant engaging in gross misconduct in connection with his relationship to the Company, which misconduct has caused injury to the business and affairs of the Company or an affiliate, monetarily or otherwise.

          SECTION 7.3. NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the Consultant given in accordance with Section 11.5 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's employment hereunder; and (ii) specifies the termination date

          SECTION 8. OBLIGATIONS OF THE COMPANY UPON TERMINATION. If the Consultant's employment is terminated by the Company during the Term pursuant to
Section 7, or if the Consultant's employment is terminated by the Consultant, this Agreement shall terminate without further obligation by the Company to the Consultant under this Agreement other than the payment of the compensation set forth in Schedule A attached hereto accrued up to the effective date of such termination (which, in the event of the Consultant's death, shall be the date thereof). In the event that the Consultant's employment is terminated by the Company other than pursuant to Section 7, the Company shall pay to the Consultant a lump sum payment in the amount of the compensation that would otherwise have been paid pursuant to Schedule A through the end of the Term.

          SECTION 9. RESTRICTIVE COVENANTS.

          SECTION 9.1 RESTRICTIVE PERIOD. During the (the "Restrictive Period"), the Consultant agrees that he will not (i) own or have any interest directly or indirectly, in, or act as an officer, director, employee, consultant, advisor, agent or representative of, or assist in any way or in any capacity, any Competitor (as such term is hereinafter defined); (ii) become employed by or enter into a business or consulting relationship with any of the Company's clients; (iii) solicit the business of any of the clients or potential clients of the Company; (iv) directly or indirectly solicit, induce or in any manner influence any person who is, or shall be, in the service of the Company or any of its affiliates to leave such service for the purpose of owning or having any interest, directly or indirectly, in, or being employed by or associated with any Competitor; or (v) directly or indirectly establish other entities which would compete with the Company regarding its business activities. Notwithstanding the foregoing, the Consultant may beneficially own less than five percent (5%) of any publicly traded equity securities of any entity which competes with the Company or any of its affiliates provided such ownership is for investment purposes only and PROVIDED, FURTHER, that in conjunction with such ownership the Consultant has no role with respect to the management or governance of such entity. As used in this Section 10, the term "Competitor" shall include any corporation, partnership, sole proprietorship, joint venture, limited liability company, association or other business organization (x) that offers at any time during the Restrictive Period any product, product category or service offered by the Company, and (y) that conducts business in any location within the United States of America or any foreign jurisdiction in which the Company operates.

          SECTION 9.2 COMPANY PROPERTY. The Consultant agrees that all client, supplier and distributor lists, client data, financial or other data, computer software programs, source codes, plans, contracts, agreements, literature, manuals, catalogs, brochures, books, records, research, charts, maps, correspondence and other materials furnished to the Consultant by the Company or any of its affiliates, or secured through the efforts of the Consultant and relating to the business conducted by the Company or any of its affiliates, are and shall remain the property of the Company, and/or its affiliates, and the Consultant agrees to deliver all such materials, including all copies thereof, to the Company upon the termination of the Consultant's employment hereunder, or at any other time at the Company's request.

          SECTION 9.3 CONFIDENTIALITY. Except for the benefit of the Company or any of its affiliates, the Consultant agrees that the Consultant will not at any time during or after the Consultant's employment with the Company use, reveal, divulge or make known to any person, firm or corporation any trade secrets or confidential information relating to the business of the Company or any of its affiliates, and will retain all such knowledge and information in trust in a fiduciary capacity for the sole benefit of the Company, its affiliates and their respective successors and assigns. Such information shall include, but is not limited to: (a) confidential Company, affiliate and customer financial and other information; marketing strategies and plans, personnel strategies, plans and information; affiliation strategies and plans; cost and pricing strategies, plans and data; new product and service offerings; regulatory matters; legal matters; and internal investigations; (b) client lists, phone numbers, electronic mail addresses, electronic mail messages (sent and received), facsimile numbers, call lists, processes, techniques, diagrams, telephone records, computer software and other data; (c) memoranda, notes, procedural guidelines, fee and compensation structure, and other technical data of the Company or its affiliates or their respective clients; (d) trade secrets, business practices and procedures, research and development data, business, financial, marketing and economic plans, business models, systems and methodologies, computer output, program listings, simulated results, mathematical models, programs, algorithms, numerical techniques, and elliptical results, diaries, calendars, and rolodexes of the Company or its affiliates or their respective clients; and (e) all information pertaining to any assignments performed during the course of Consultant's employment.

          SECTION 9.4 RIGHT TO LIMIT. In the event that any court shall finally hold that the time or territory or any other provision of this Section 10 constitutes an unreasonable restriction on the activities of the Consultant, the parties agree that the provisions hereof shall not be rendered void but shall apply as to such time, territory and other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

          SECTION 9.5 PROVISIONS SURVIVE TERMINATION OF AGREEMENT. Except as expressly provided in any other written agreement between the Company and the Consultant, the provisions of this Section 10 (and Sections 8, 9 and 11) shall survive the termination of this Agreement and the Consultant's employment with the Company hereunder.

          SECTION 10. GENERAL.

          SECTION 10.1 SUPERSEDES PRIOR AGREEMENTS. This Agreement supersedes all prior agreements and understandings between the Consultant and the Company or any of its affiliates or their respective directors, officers, shareholders, employees, attorneys, agents or representatives, and constitutes the entire Agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or commitments other than those expressed herein. The Consultant expressly waives and releases any claim for compensation, benefits or other payments from the Company of any kind whatsoever, except for those which arise out of this Agreement or pursuant to any future award by the Compensation Committee of the Board of Directors of the Company under the Restructuring Bonus Pool or similar program.

          SECTION 10.2 OTHER AGREEMENTS. The Consultant represents and warrants to the Company that the Consultant is not a party to or bound by, and the employment of the Consultant by the Company or the Consultant's disclosure of any information to the Company or its utilization of such information will not violate or breach any, employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement between the Consultant and any other person, partnership, corporation, joint venture, association or other entity.

          SECTION 10.3 AMENDMENT. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by the Consultant and an officer of the Company pursuant to express authority granted by the Company.

          SECTION 10.4 WAIVER. The waiver by the Company or the Consultant of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 10.5 NOTICES. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when received personally at the address set forth below for the intended party during normal business hours at such address, when received by facsimile or other electronic transmission at the respective facsimile transmission numbers of the parties set forth below, or when received by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

          American Banknote Corporation
          200 Park Avenue
          New York, New York 10022-4407
          Attn:  Patrick Gentile

          with a copy to:

          Solomon, Zauderer, Ellenhorn, Frischer & Sharp
          45 Rockefeller Plaza, 7th Floor
          New York, New York  10111
          Attn:  Robert L. Mazzeo
          Tel:  (212) 956-3700
          Fax:  (212) 956-4068


          If to the Consultant:

          Gary A. Singer, at such address as he may from time to time designate by written notice to the Company.

          Notices may be given to such other address or addresses or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other party hereto. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall not be deemed delivered, given and received for all purposes of this Agreement until actually received by the other party.

          SECTION 10.6 SUCCESSORS; ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant and their respective heirs, personal representatives, permitted assignees and successors. Neither party may assign this Agreement; provided, however, that the Company may, without the prior consent of the Consultant, assign this Agreement to an affiliate or to an entity to which the Company has sold all or substantially all of its assets. The Company shall obtain an agreement from a successor who purchases all or substantially all of the assets of the Company to assume and agree to perform this Agreement.

          SECTION 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions thereof. The parties agree that the personal jurisdiction and venue of any action brought under this Agreement shall be in the state or federal courts located in the State of New York.

          SECTION 10.8 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          SECTION 10.9 UNENFORCEABLE TERMS. In the event any term or provision of this Agreement shall for any reason be invalid, illegal, or unenforceable in any respect, this Agreement shall be interpreted and construed as if such term or provision had never been included herein and the validity and enforceability of any other provision hereof shall be unaffected thereby.

          SECTION 10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

                                                 [Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.





AMERICAN BANKNOTE CORPORATION



By:
    -------------------------------------------------
     Name:
     Title:


------------------------------------
GARY A. SINGER

                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT
                             BETWEEN GARY A. SINGER
                        AND AMERICAN BANKNOTE CORPORATION

                                  COMPENSATION

          1. SALARY. The Company shall pay to the Consultant a monthly consulting fee of $10,000, payable in equal installments twice per month.

          2. REIMBURSEMENT. The Company shall be required to reimburse the Consultant all out-of-pocket expenses only to the extent pre-approved by the Chairman and Chief Executive Officer, and otherwise in accordance with Company policy.

          3. EXPENSES. The Consultant shall receive $1,000 per month as an allowance for all expenses which have not otherwise been pre-approved by the Chairman and Chief Executive Officer, and agrees not to submit to the Company any other claim for reimbursement.